Exhibit 10.41

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

January 16, 2019
Liberty Oilfield Services, LLC
950 17th Street, Suite 2000
Denver, Colorado 80202
Attn: Mrs. Janet Hoffman

Re:    Master Product Purchase Agreement
Dear Sir or Madam:
This letter agreement is in regards to that certain Master Product Purchase Agreement, by and between Smart Sand, Inc. (“Smart Sand”) and Liberty Oilfield Services, LLC (“Liberty”), dated March 8, 2017, as amended by that certain First Amendment to Master Product Purchase Agreement, dated effective as of May 1, 2017, and Letter Agreement (the ‘Letter Agreement”), dated effective November 26, 2018 (as amended, the “PPA”). All capitalized terms contained in this letter agreement and not otherwise defined shall have the meanings ascribed to such terms in the PPA.
Per our discussion, Smart Sand and Liberty each hereby agrees to the following:

1.
During the period commencing on November 1, 2018 and ending on December 31, 2018 (the “2018 Credit Period”), Liberty shall be eligible for a credit (which may be issued at a future date) equal to *** for each ton of *** Products purchased during such month in the 2018 Credit Period, *** for each ton of *** Products purchased during such month in the 2018 Credit Period, and *** for each ton of *** Products purchased during such month in the 2018 Credit Period.

2.
During the period commencing on January 1, 2019 and ending on March 31, 2019 (the “2019 Credit Period”), Liberty shall be eligible for a credit (which may be issued at a future date) equal to *** for each ton of *** Products purchased during such month in the 2019 Credit Period, *** for each ton of *** Products purchased during such month in the 2019 Credit Period, and *** for each ton of *** Products purchased during such month in the 2019 Credit Period.

3.
The Term of the PPA shall be extended for an additional three-month period (the “Additional Tail Period”). The Additional Tail Period, together with the Tail Period from the Letter Agreement (collectively, the “Aggregate Tail Period”), shall constitute a Contract Year under the PPA, except that the Minimum Tons per Year and Minimum Tons per Quarter, as applicable, shall be prorated to reflect any period that is less than 12 months (as it pertains to a Contract Year) or three months (as it pertains to a quarter). The Contract Price in effect at the end of Contract Year 3 shall be the Contract Price during the Aggregate Tail Period, subject to adjustment as set forth in Appendix C of the PPA. The deferral rights set forth in Section 1.5 of the PPA shall not apply during the Aggregate Tail Period.

4.	Except as expressly set forth in this letter agreement, all of the terms and conditions of the PPA shall remain unchanged and in full force and effect.

Please indicate your agreement to the terms of this letter agreement by signing in the space provided below and returning it to me. This letter agreement may be executed in counterparts and delivered via facsimile or other electronic transmission, each of which shall be deemed to be an original and both of which together shall constitute one and the same agreement

SMART SAND, INC.

By: __/s/ John Young________________________
John Young, Chief Operating Officer

Confirmed, acknowledged and agreed to this 22nd day of January, 2019:

LIBERTY OILFIELD SERVICES, LLC

By: __/s/ Ronald Gusek_____________________________________
Name: Ronald Gusek
Title: President